Exhibit 99.1

FOR RELEASE:	IMMEDIATELY	Media Contact:	Rosemarie Yancosek
(908) 298-7476
		Investor Contact:	Alex Kelly
(908) 298-7436
Schering-Plough Corporation Prices Public Offering
of Common Shares and 6.00% Mandatory Convertible Preferred Stock
KENILWORTH, N.J., Aug. 9, 2007 — Schering-Plough Corporation (NYSE: SGP) announced today that it priced its registered public offering of 50,000,000 common shares at $27.50 per share. The underwriters have an option to purchase up to an additional 7,500,000 common shares from Schering-Plough.
     Schering-Plough also announced that it has concurrently priced its registered public offering of 10,000,000 shares of its 6.00% mandatory convertible preferred stock at $250 per share. The shares of 6.00% mandatory convertible preferred stock have a liquidation preference of $250 per share, for an aggregate liquidation value of $2.5 billion. The preferred stock will pay dividends at a rate of 6.00 percent per annum, payable quarterly. The first dividend payment date will be November 15, 2007. Unless earlier converted, the 6.00% mandatory convertible preferred stock will automatically convert on August 13, 2010, into between approximately 74,206,000 and 90,909,000 common shares, assuming no exercise of the underwriters’ option to purchase additional shares. The conversion rate will be subject to anti-dilution adjustments in certain circumstances. The underwriters have an option to purchase up to an additional 1,500,000 shares of 6.00% mandatory convertible preferred stock from Schering-Plough with an aggregate liquidation value of $375 million. The 6.00% mandatory convertible preferred stock has been approved for listing on the New York Stock Exchange under the ticker symbol “SGP PrB”, subject to issuance.
     These offerings will generate aggregate net proceeds of approximately $3.8 billion, assuming no exercise of the underwriters’ option to purchase additional shares. The offerings are expected to close on August 15, 2007.

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     The global coordinator for the offerings is Goldman, Sachs & Co. The joint bookrunners are Banc of America Securities LLC, Bear, Stearns & Co. Inc., Citi and Morgan Stanley. The co-lead managers are BNP PARIBAS, Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc. The co-managers are Daiwa Securities America Inc., Santander Investment, Utendahl Capital Partners, L.P. and The Williams Capital Group, L.P.
     The offerings are being made under a shelf registration statement filed with the Securities and Exchange Commission on August 2, 2007. This announcement is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offers of the common shares and shares of the mandatory convertible preferred stock will be made exclusively by means of a prospectus and prospectus supplement.
     Copies of the prospectus supplements and accompanying prospectus relating to these offerings may be obtained by contacting Goldman, Sachs & Co., Attn: Prospectus Dept., 85 Broad Street, New York, New York, 10004, Fax: 212 902 9316 or email at prospectus-ny@ny.email.gs.com.
     Schering-Plough is a global science-based company that discovers, develops and manufactures pharmaceuticals for three customer markets — human prescription, consumer and animal health. While most of the research and development activity is directed toward prescription products, there are important applications of this central research and development platform into the consumer healthcare and animal health products. Schering-Plough also accesses external innovation via partnering, in-licensing and acquisition for all three customer markets. Schering-Plough is based in Kenilworth, N.J.
     DISCLOSURE NOTICE: The information in this press release and other written reports and oral statements made from time to time by Schering-Plough may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not relate strictly to historical or current facts and are based on current expectations or forecasts of future events. You can identify these forward-looking statements by their use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “project,” “intend,” “plan,” “potential,” “will,” and other similar words and terms. Actual results may vary materially from Schering-Plough’s forward-looking statements, and there are no guarantees about the performance of Schering-Plough stock or Schering-Plough’s

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business. Schering-Plough does not assume the obligation to update any forward-looking statement. A number of risks and uncertainties could cause results to differ materially from forward-looking statements. For further details of these risks and uncertainties that may impact forward-looking statements, see Schering-Plough’s Securities and Exchange Commission filings, including Part II, Item 1A, “Risk Factors” in the company’s second quarter 2007 10-Q and the “Risk Factors” section of the prospectus supplements related to the common share and 6.00% mandatory convertible preferred stock offerings.
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